,UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2023

Gevo, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35073	87-0747704
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

345 Inverness Drive South, Building C, Suite 310 Englewood, CO 80112
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (303) 858-8358
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of exchange on which registered
Common Stock, par value $0.01 per share	GEVO	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On May 5, 2023, Gevo, Inc. (“Gevo”) entered into a Side Agreement (“Side Agreement”) with Axens North America, Inc. (“Axens”) in connection with a Master Framework Agreement for Ethanol to Jet Collaboration (“MFA”), dated September 22, 2021 pursuant to which Axens agreed to exclusively provide for a period beginning on the effective date of the contract and ending on December 22, 2023 (the “Initial Term”) certain engineering, license rights, catalyst supply, technical assistance and proprietary reactor for use in certain processes (collectively, “Services”) in the conversion of ethanol to hydrocarbons fuels via dehydration, oligomerization, and saturation in the Exclusive Field (as defined in the MFA) and the Exclusive Territory (as defined in the MFA) for the purpose of the production of renewable hydrocarbons, including gasoline, diesel, and jet fuel in exchange for payment by Gevo of an annual exclusivity fee and use of the Services. The Initial Term of the MFA is subject to automatic extension for up to two years upon the satisfaction of certain conditions. Should the conditions not be met then any extension of the Initial Term will not be automatic, but subject to the written agreement of Gevo and Axens.
The Side Agreement modifies the exclusivity provisions contained in the MFA. The parties carved-out exceptions to the Exclusive Territory in certain areas of the Midwest for (i) an ethanol wet mill facility in Decatur, Illinois, (ii) a dry mill in Cedar Rapids, Iowa, and (iii) a dry mill and co-generation plant in Columbus, Nebraska (“Modified Territory”). Within the Modified Territory, Axens is permitted to provide certain services and grant certain licenses relating to the conversion of ethanol to hydrocarbons fuels via dehydration, oligomerization, and saturation to Phillips 66 Company (“P66”), Archer-Daniels-Midland Company (“ADM” and, together with P66, the “Potential Partners”), or a joint venture entity between ADM and P66 (the “JV”).
The Side Agreement became effective on May 5, 2023 and will continue with full force and effect until the exclusivity contemplated under the MFA is suspended or is terminated. The Side Agreement may also be terminated by Gevo (after providing written notice) in the event that P66 and ADM fail to reach certain development milestones, subject to a cure period. If the Side Agreement is terminated by Gevo due to the failure of P66 and ADM to reach those certain development milestones, then Axens shall no longer be entitled to enter into any other agreement in reliance on the terms of Side Agreement and shall immediately terminate all agreements between Axens and P66, ADM or the JV (except for wind-down activities and the invoicing and payment of services rendered).
In connection with the Side Agreement, and as consideration for Gevo to share Axens’ technology with, P66 and ADM in the Modified Territory, Gevo, P66 and ADM entered into a Technology Access Agreement, dated as of May 5, 2023 (the “TAA”). As consideration for Gevo entering into the TAA and the Side Agreement, the Potential Partners shall cause the applicable JV to pay Gevo certain milestone payments in connection with the development and production of the hydrocarbon fuel expected to equal to $50 million if all milestones are achieved. Additionally, the Potential Partners will cause the applicable JV to make royalty payments to Gevo on such renewable hydrocarbons produced during a certain period (subject to a cap) and described in the TAA. The royalty payments are expected to equal at least $75 million if certain conditions and production milestones are achieved.
If the Potential Partners determine (in their sole discretion) not to utilize any of the Services and license the Axens processes in connection with such facilities owned by the JV, the Potential Partners may jointly agree to terminate the TAA by delivering written notice to Gevo, which shall be effective thirty (30) days following delivery thereof. Pursuant to the terms of the TAA, no payments shall be due to Gevo by or on behalf of P66, ADM, any JV or any affiliate of P66, ADM or any JV (i) under or in connection with the TAA if, for any or no reason, no milestone is met or (ii) for a particular milestone if, for any or no reason, such milestone is not met.
The TAA is subject to customary covenants including restrictions on amending the MFA and Side Agreement in a manner affecting P66 and/or ADM, restrictions on P66 and ADM from assigning or otherwise transferring the TAA (or any of the benefits derived thereunder) and Gevo’s continued compliance under the MFA.
The TAA became effective on May 5, 2023 and continues with full force and effect unless certain development milestones have not been reached, or unless earlier terminated as jointly determined by the Potential Partners. The TAA will also terminate upon the occurrence of a material breach by the non-terminating party that is not cured within 30 days following written notice or certain insolvency events, or if the MFA is terminated or Gevo otherwise loses its exclusive rights to the Services in the United States.
The foregoing description of the MFA, Side Agreement and TAA does not purport to be complete and is subject to, and qualified in its entirety by, the full text of each agreement, copies of which will be attached as exhibits to our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023.

Item 2.02. Results of Operations and Financial Condition.
On May 10, 2023, Gevo, Inc. (the “Company”) issued a press release announcing the Company’s financial results for the quarter ended March 31, 2023. A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
The information in this Item 2.02 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

99.1	Earnings press release, dated May 10, 2023
104	Cover Page Interactive Data File (Formatted as Inline XBRL)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEVO, INC.

Date: May 10, 2023	By:	/s/ Geoffrey T. Williams, Jr.
Geoffrey T. Williams, Jr.
Vice President - General Counsel and Secretary